HLM GLOBAL EQUITY LIMITED PARTNERSHIP
                        	(A Limited Partnership)

                         	FINANCIAL STATEMENTS
                                 	AND
                     	INDEPENDENT AUDITORS' REPORT

                          	DECEMBER 31, 1995



CONTENTS








Independent Auditors' Report                                        	1

Financial Statements
  	Statement of Financial Condition                                 	2
  	Statement of Income                                              	3
  	Statement of Changes in Partners' Capital                        	4
  	Schedule of Investments in Securities                            	5-10
  	Notes to Financial Statements                                   	11-12

Independent Auditors' Report on Supplementary Information	          13

Supplementary Information
  	Schedule of Partner's Capital Account                           	14












INDEPENDENT AUDITORS' REPORT



To the Partners of HLM Global Equity Limited Partnership
 (A Limited Partnership)


We have audited the accompanying statement of financial condition of HLM Global Equity Limited Partnership (A Limited Partnership), including the schedule of investments in securities as of December 31, 1995, and the related statements of income and changes in partners' capital for the year then ended. These financial statements are the responsibility of the General Partner of HLM Global Equity Limited Partnership. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partner, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HLM Global Equity Limited Partnership (A Limited Partnership) as of December 31, 1995, and the results of its operations and changes in its partners' capital for the year then ended, in conformity with generally accepted accounting principles.








Roseland, New Jersey
February 1, 1996



STATEMENT OF FINANCIAL CONDITION




December 31, 1995


ASSETS

Investments in securities, at market
 (cost $41,854,053)                                            	$	50,236,365

Money market fund                                                		3,158,235

                                                              		$	53,394,600
                                                                -------------

PARTNERS' CAPITAL

Partners' capital                                              	$	53,394,600
                                                                -------------





STATEMENT OF INCOME



Year Ended December 31, 1995


Investment income
  	Interest                                                     $	   122,232
  	Dividends	                                                     	1,234,278
	      Total investment income	                                   	1,356,510

Operating expenses
  	Professional fees	                                                	25,699
  	Bank and clearing charges                                        		70,085
	      Total operating expenses	                                     	95,784

Net investment income	                                            	1,260,726

Realized gain and unrealized appreciation
 on investments
  	Realized gain		                                                   237,309
	  Prior years' unrealized net appreciation
 	 realized this year                                               		22,179
	      Net realized gain	                                           	215,130
  	Unrealized net appreciation this year	                         	6,101,098

Net realized gain and unrealized appreciation
   on investments	                                                	6,316,228

Net income	                                                     $ 	7,576,954





STATEMENT OF CHANGES IN PARTNERS' CAPITAL



Year Ended December 31, 1995



Partners' capital, December 31, 1994	                       				$	35,725,844

Contributions of capital, January 1, 1995		                    				3,763,550

Withdrawals and distributions, January 1, 1995		                				(528,949)

Partners' capital, January 1, 1995				                          		38,960,445

Contributions of capital
  	As of April 1, 1995			                                       			1,504,455
	  As of July 1, 1995				                                        		6,433,365
	  As of October 1, 1995				     		                                1,227,525

Total Contributions					                                          	9,165,345

Withdrawals and distributions
  	As of April 1, 1995				                                      		(1,422,351)
	  As of July 1, 1995					                                         	(493,499)
	  As of October 1, 1995					                                      	(392,294)

Total withdrawals and distributions		                         				(2,308,144)
                                                           							45,817,646

Net income				                                                   		7,576,954


PARTNERS' CAPITAL, December 31, 1995                       					$	53,394,600






SCHEDULE OF INVESTMENTS IN SECURITIES



December 31, 1995


	Number of
	Shares, Options                                                   	Market
	or Face Value                                                     	Value

                		Common Stocks (87.98%)

                 			United States (42.77%)

                  				Banking (2.25%)
	15,000				            Morgan (J.P.) & Co. Inc. (42.77%)        	$	1,203,750

                  				Computers (.77%)
	15,000				            Silicon Graphics Inc.		                       414,375

                  				Conglomerate (3.03%)
	44,000			            	Dover Corp.	                               	1,622,500

                  				Consumers (2.63%)
	20,000			            	Colgate-Palmolive Co.	                     	1,405,000

                  				Electronics (2.51%)
	35,000		            		AMP Inc.                                  		1,338,750

                  				Financial Services (3.09%)
	30,000		            		Allied Capital Corp.	                        	408,750
	10,000			            	Federal National Mortgage Association	     	1,238,750
                                                            							1,647,500
                  				Insurance (2.51%)
	22,000		            		Exel Ltd.	                                 	1,339,250

                  				Machinery (2.08%)
	30,000			            	Cummins Engine Co. Inc.		                   1,110,000

                  				Miscellaneous (1.70%)
	30,000		            		Servicemaster L.P.	                          	907,500

                 			 	Mutual Fund (2.16%)
150,000		            		Pennsylvania Mutual Fund		                  1,153,500


                  				Oil & Gas (6.72%)
	15,000			            	Exxon Corp.	                               	1,207,500
100,000			            	Parker Drilling Co.                         		612,500
	15,000			            	Schlumberger Ltd.	                         	1,038,750
	25,000		            		Unocal Corp.	                                	728,125
                                                            							3,586,875

                  				Pharmaceuticals (2.73%)
	35,000				            Abbott Labs	                               	1,456,875

                  				Technology (6.45%)
	20,000		            		FlightSafety International                		1,005,000
	12,000			            	Motorola Inc.	                               	684,000
	33,720				            Thermo Electron Corp.                     		1,753,440
                                                            							3,442,440

                  				Transportation (4.14%)
	10,000			            	Boeing Co.                                  		783,750
	21,600			            	Union Pacific Corp.	                       	1,425,600
                                                            							2,209,350

                 			Total United States                         		22,837,665

                 			Argentina (1.16%)

                  				Beverage - Alcohol (1.16%)
	40,000				            Quilmes Industrial	                          	620,000

                 			Bermuda (1.28%)

                  				Insurance (1.28%)
	25,000			            	PartnerRe Holdings Ltd.	                     	687,500


                 			France (1.64%)

                  				Utilities (1.64%)
 	2,526			            	GAZ et Eaux		                                 880,614

                 			Germany (3.39%)

                  				Banking (1.78%)
	20,000			            	Deutsche Bank	                               	950,200

                  				Conglomerate (1.61%)
 	2,000		            		Hochtief                                    		857,640

              	   		Total Germany	                                	1,807,840

                 			Hong Kong (4.22%)

                 				Conglomerate (3.39%)
300,000	           			Hutchison Whampoa Ltd.	                     	1,812,000

                 				Machinery (.83%)
250,000		           		Johnson Electric Holdings	                    	440,000

                 			Total Hong Kong		                              2,252,000

                 			Indonesia (1.00%)

                 				Consumers (1.00%)
200,000			           	Wicaksana Overseas International	             	532,000

                 			Japan (9.37%)

                 				Automobile (2.30%)
	60,000		           		Honda Motor Co., Ltd.	                      	1,230,000

                 				Computer (1.37%)
	27,300	           			Canon Sales	                                  	733,824


                 				Conglomerate (2.24%)
150,000		           		Mitsubishi Heavy Industries                		1,195,500

                 				Electronics (1.72%)
	50,000		           		Canon Inc.	                                   	913,500

                 				Retail - Department Stores (1.74%)
	15,000				           Ito-Yokado Co. Ltd, ADR                      		928,200

                 			Total Japan	                                  	5,001,024

                 			Netherlands (5.45%)

                 				Media/Entertainment (1.75%)
	10,000			           	Wolters Kluwer N.V.	                          	935,900

                  			Oil & Gas (3.70%)
	14,000			           	Royal Dutch Petroleum Co. ADR	              	1,975,750

                 			Total Netherlands                            		2,911,650

                 			Scandinavia (1.05%)

                 				Transportation (1.05%)
	40,000	           			Unitor ADR 	                                  	558,400

                 			Singapore/Malaysia (4.99%)

                 				Conglomerate (3.46%)
150,000		           		Keppel Corporation Ltd.	                    	1,317,000
200,000		           		Sime Darby Berhad	                            	528,000

                 				Consumers (1.53%)
111,000		           		Nestle Malaysia	                              	816,960

                 			Total Singapore/Malaysia	                     	2,661,960

                 			South Africa (1.10%)

                 				Conglomerate (1.10%)
150,000		           		Liblife Strategic Investment                  	586,500

                 			Switzerland (8.49%)

                 				Conglomerates (2.98%)
 	7,000			           	Brown Boveri	                                1,589,910

                 				Consumers (2.59%)
	25,000				           Nestle Registered ADR	                       1,383,750

                 				Miscellaneous (2.92%)
 	4,500		           		Societe General De Surveillance Holdings SA	 1,560,465

                 			Total Switzerland		                            4,534,125

                 			United Kingdom (2.07%)

                 				Environmental (.97%)
100,000	           			Rentokil Group	                                519,000

                 				Media/Entertainment (1.10%)
150,000			           	Blenheim Exhibitions Group	                    586,500

                 			Total United Kingdom	                          1,105,500

              		Total Common Stock                               	46,976,778

              		Long Term Debt (6.09%)

                 			Argentina (2.00%)
1,500,000		         	Argentina Republic Ser. L	                   	1,072,500
                 					6.5%, Due March 31, 2005

		                 	Thailand (2.19%)

                 				Banking
1,100,000		 		        Bangkok Bank Public Co.
                					 3.25%, Due March 3, 2004	                   	1,171,500

                 			United States (1.90%)
1,000,000			         	U.S. Treasury Notes
                					 6.125%, Due May 31, 1997		                   1,012,187

                 			Total Long Term Debt	                         	3,256,187

                		Options (.01%)

                 			United States

 	10,000	          	International Finance Corp. Yen Put Wts.	         	3,400

                		Total investments in securities	              $	50,236,365


See accompanying notes to financial statements.


NOTES TO FINANCIAL STATEMENTS



1.	Summary of significant
 	 accounting policies	    Valuation of Investments and Securities Sold Short

                         		HLM Global Equity Limited Partnership (the
                           "Partnership") values investments in securities and securities sold short, which are listed on a national securities exchange, at their last sales price as of the last business day of the year. Investments not so listed are valued by the General Partner based upon brokers' representative prices.

                         		Investment Transactions and Related Investment Income

                         		Investment transactions are accounted for on a
                           trade-date basis.  Dividend income and dividends
                           paid on short sales are recorded on the ex-dividend
                           date.

                         		Income Taxes

                         		The Partnership does not record a provision for
                           income taxes because the individual partners
                           report their share of the Partnership's income
                           or loss on their income tax returns.  The
                           financial statements reflect the Partnership's
                           transactions without adjustment, if any,
                           required for federal income tax purposes.


 2.	Unrealized net
  	 appreciation on
	   investments	           The total unrealized net appreciation on
                           investments at December 31, 1995 amounts to $8,382,312 and is attributable to the following partnership years:

                                                        						Unrealized Net
                                                         						Appreciation
                                                        						(Depreciation)
                                			Year ended December 31
                                       				1993                	$	2,443,786
                                       				1994	                  	(162,572)
                                       				1995	                 	6,101,098

                                                           					$	8,382,312



 3.	Net realized gain
  	 on investments       	The 1995 realized gain consists of $84,369 of
                          short-term loss and $321,678 of long-term gain.

                        		The net realized gain on investments during the
                          current year included prior years' unrealized
                          net appreciation of $22,179 and is attributable
                          to the following partnership years:

                                						Total	    	Short-Term	    	Long-Term
			         Year Ended December 31:
                				1993           	$	678,527    	$	     -      	$	678,527
                				1994	           	(656,348)	   	(51,413)	     	(604,935)

                               				 $	 22,179	    $(51,413)	     $ 	73,592



 4.	1995 partnership
  	 periods	              The General Partner authorized contributions to,
                          and withdrawals of capital during the year.  As
                          a result of such capital activity, the year
                          ended December 31, 1995 consists of the
                          following partnership periods and unaudited net
                          income, respectively:

                                                                 					Net
                                                               					Income

                        			January 1 to March 31	                $	1,223,959
                        			April 1 to June 30		                    4,048,005
                        			July 1 to September 30		                  813,512
                        			October 1 to December 31	              	1,491,478

                                                             				$	7,576,954


 5.	Subsequent events	    As of January 1, 1996, the Partnership received
                          capital contributions of $736,267 and paid
                          capital withdrawals of $1,069,440 resulting in
                          partnership capital of $53,061,427.